Exhibit 99.1

PRESS RELEASE

CONTACT INFORMATION

Investor Relations

Contact:	Mary Kay Ladone, Senior Vice President, Corporate Development, Strategy and Investor Relations	Contact:	Lorna Williams, Executive Director, Investor Relations and Strategy
Phone:	312-819-9387	Phone:	312-233-7799
Email:	marykay.ladone@hillrom.com	Email:	lorna.williams@hillrom.com
Media

Contact:	Howard Karesh, Vice President, Corporate Communications

Phone:	312-819-7268

Email:	howard.karesh@hillrom.com

Hill-Rom Holdings, Inc., Nominates Felicia Norwood
To Stand for Election to Its Board of Directors

CHICAGO, December 20, 2019 - Hillrom (NYSE: HRC) today announced that its board of directors has nominated Felicia Norwood to stand for election as a director at the company’s Annual Meeting of Shareholders on February 25, 2020. Ms. Norwood’s successful election would raise the number of directors to 11.

“We are pleased to nominate Felicia Norwood to stand for election to our board,” said Bill Dempsey, chair of Hillrom’s board of directors. “Felicia’s extensive experience and business leadership in the healthcare industry, including the medical insurance sector, will provide our board with an important point of view as we pursue our vision of Advancing Connected Care™.”

Ms. Norwood currently is executive vice president at Anthem, Inc. (“Anthem”) (NYSE: ANTM), and president of its Government Business Division, and has served in this role since she joined Anthem in June 2018. Prior to joining Anthem, Ms. Norwood served as director of the Illinois Department of Healthcare and Family Services and previously spent more than 19 years at Aetna serving in a number of senior leadership roles including president of the Mid-America Region and president and CEO of Active Health Management.

About Hillrom
Hillrom is a global medical technology leader whose 10,000 employees have a single purpose: enhancing outcomes for patients and their caregivers by advancing connected care. Around the world, our innovations touch over 7 million patients each day. They help enable earlier diagnosis and treatment, optimize surgical efficiency and accelerate patient recovery while simplifying clinical communication and shifting care closer to home. We make these outcomes possible through connected smart beds, patient lifts, patient assessment and monitoring technologies, caregiver collaboration tools, respiratory health devices, advanced operating room equipment and more, delivering actionable, real-time insights at the point of care. Learn more at hillrom.com.

Hill-Rom Holdings, Inc.’s 2020 Annual Meeting of Shareholders
Hill-Rom Holdings, Inc.’s 2020 Annual Meeting of Shareholders (the “2020 Annual Meeting”) is scheduled for 1:15 p.m. (Eastern Time) on Tuesday, February 25, 2020, at the Embassy Suites by Hilton Raleigh Durham Research Triangle, 201 Harrison Oaks Boulevard, Cary, North Carolina 27513.

Exhibit 99.1

The other candidates for election to the Board of Directors at the meeting are: William G. Dempsey, John P. Groetelaars, Gary L. Ellis, Stacy Enxing Seng, Mary Garrett, James R. Giertz, William H. Kucheman, Gregory J. Moore, Ronald A. Malone and Nancy M. Schlichting.

This press release is not a proxy statement or a solicitation of proxies from the holders of common stock of Hill-Rom Holdings, Inc. A solicitation of proxies in connection with the 2020 Annual Meeting will be made only by Hill-Rom Holdings, Inc.’s definitive proxy statement that will be mailed to all shareholders of record on the record date of January 2, 2020. Hill-Rom Holdings, Inc., will be filing a definitive proxy statement for the 2020 Annual Meeting with the Securities and Exchange Commission (“SEC”). Shareholders are urged to read the proxy statement and any other relevant documents filed or that will be filed with the SEC when they become available because they will contain important information. Shareholders will be able to receive the proxy statement and other relevant documents free of charge at the SEC’s website at http://www.sec.gov or through the Company’s own website at http://ir.hillrom.com.

The directors, nominees for election as director, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from shareholders of the Company in connection with the matters to be considered at the 2020 Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with such matters will be set forth in the definitive proxy statement to be filed with the SEC. In addition, information about the Company’s executive officers and directors may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019 and in its definitive proxy statement filed with the SEC on January 18, 2019.